Exhibit 23.1


We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-104054, Form S-3 No. 333-51476, Form S-3 No. 333-44872, Form
S-3 No. 333-77371, Form S-3 No. 333-76373, Form S-8 No. 333-104056, Form S-8
No. 333-86911 and Form S-8 No. 333-72265) of LaSalle Hotel Properties for the registration of its common shares and to the use of our report dated April 8, 2003 (except for Note 6, as to which the date is April 30, 2003) with respect to the financial statements of Lansdowne Resort Limited Partnership included in Current Report on Form 8-KA of LaSalle Hotel Properties dated June 17, 2003.



                                                /s/ Ernst & Young LLP
                                                Ernst & Young LLP



Chicago, Illinois
June 25, 2003